UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2016
GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3000 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On November 29, 2016, the Board of Directors of GoPro, Inc. (“the Company”) approved a restructuring of the Company’s business. The restructuring includes a global reduction-in-force, the closure of the Company’s entertainment division and the consolidation of certain leased office facilities.
The Company estimates that it will incur total aggregate charges of approximately $24 million to $33 million for the restructuring, including approximately $13 million to $18 million of cash expenditures as a result of the reduction in force, substantially all of which are severance and related costs, and approximately $11 million to $15 million of non-cash expenditures, consisting primarily of stock-based compensation expense and accelerated depreciation associated with office consolidations. The Company expects to recognize most of the restructuring charges in the fourth quarter of 2016.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2016, the Company announced that Anthony Bates will cease serving as the President of the Company, effective December 31, 2016. The terms of his severance package are to be determined.
Item 7.01 Regulation FD Disclosure
On November 30, 2016, the Company issued a press release relating to the restructuring.
The information in Item 7.01 of this Current Report, including the portion of the press release related to the restructuring and estimated annual operating expenses as set forth in the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Forward-looking Statements
This Form 8-K may contain projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Form 8-K include, but are not limited to, expectations regarding product sales, the restructuring and reduction in workforce, the number of employees impacted by the reduction in workforce, the aggregate charges for employee terminations and other costs associated with the restructuring including office consolidations, the estimates of related cash expenditures by the Company in connection with the restructuring and the timing to recognize these charges. These statements involve risks and uncertainties, and actual events or results may differ materially.  Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the Company’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with the Company’s ability to achieve the benefits of the restructuring; completion of quarter-end and annual financial reporting processes and review and the risks more fully described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	November 30, 2016	By: /s/ Brian McGee
Brian McGee Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated November 30, 2016